SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549




                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 1994

                           CHESAPEAKE CORPORATION


  Virginia                       1-3203             54-0166880
 (State or other             (Commission            (IRS Employer
  jurisdiction of             File Number)         Identification No.)
  incorporation)

    1021 East Cary Street, Richmond, VA                23219
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 804/697-1000

                            Page 1 of 2 pages.

Item 5.   Other Events.

     On March 16, 1994, Chesapeake Corporation (the "Company") announced that its Chesapeake Paper Products Company and Chesapeake Forest Products Company subsidiaries are offering a voluntary enhanced retirement program to a total of 55 eligible salaried employees. For employees who elect to participate in the voluntary program, the effective date of retirement will be September 1, 1994. Chesapeake expects to record a pre-tax charge of approximately $4 million relating to this program in the second quarter of 1994.

     The program is intended to enhance the Company's competitive position by reducing operating costs for the subsidiaries, which currently have a total of approximately 400 salaried employees. The Company anticipates that the program will reduce pre-tax operating costs by approximately $3 million on an annualized basis.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CHESAPEAKE CORPORATION



Date:  March 22, 1994              By /s/ Andrew J. Kohut

                                     Andrew J. Kohut
                                     Vice President-Finance &
                                     Chief Financial Officer